UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 7, 2009

Date of Earliest Event Reported:  April 6, 2009

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

250 Parkway Drive, Suite 270
Lincolnshire, Illinois		60069
(Address of principal executive offices)		(U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2009, Karl J. Schmidt, Executive Vice President and Chief Financial Officer of Sauer-Danfoss Inc. (the “Company”), announced his resignation from such offices with the Company effective immediately.  Pursuant to the terms of his Executive Officer Employment Agreement dated December 15, 2008, Mr. Schmidt will continue with the Company until April 30, 2009.

The Board of Directors voted on April 6, 2009 to appoint Jesper V. Christensen as Mr. Schmidt’s successor as Executive Vice President and Chief Financial Officer.  Mr. Christensen will join the Company on May 1, 2009.  Mr. Christensen, age 39, is presently employed as the Vice President–Finance, IT & HR of the Danfoss A/S Motion Controls Division, a position he has held since 2007.  Danfoss A/S beneficially owns a majority of the outstanding common stock of the Company.

Mr. Christensen entered into an Employment Contract (the “Agreement”) with Sauer-Danfoss GmbH & Co. OHG (“OHG”), a German subsidiary of the Company, on April 6, 2009.  The Agreement will become effective on May 1, 2009.  Mr. Christensen will be based in the offices of OHG in Neumünster, Germany, so the Agreement has been drafted to conform to German employment laws.

The material terms of the Agreement are as follows:

•                  The Agreement reflects an annual base salary of EUR 220,000 (approximately US $296,000 at current exchange rates).

•                  The base salary will be subject to annual review by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).

•                  Mr. Christensen will be eligible to earn an annual incentive under the Company’s 2006 Omnibus Incentive Plan, and any successor plan, subject to achievement of such performance goals as may be established by the Compensation Committee.  The Company, however, has determined that it will not issue annual incentive awards in 2009.

•                  Mr. Christensen will be eligible to receive long-term incentive awards under the Company’s 2006 Omnibus Incentive Plan, and any successor plan, subject to achievement of such performance goals as may be established by the Compensation Committee.  The Company, however, has determined that it will not issue long-term incentive awards in 2009.

•                  Mr. Christensen will be entitled to participate in OHG’s prevailing pension plan for executives.

•                  Mr. Christensen will be eligible for certain perquisites and reimbursements described in the Agreement and applicable Company policies.

•                  The Agreement will remain in effect indefinitely until terminated pursuant to its provisions.

•                  OHG can terminate the Agreement at any time on 18 months’ notice to Mr. Christensen, except in the case of a breach of the Agreement by Mr. Christensen.  Mr. Christensen can terminate the Agreement on three months’ notice, except in the case of a breach of the

Agreement by OHG.  In the case of a breach, the non-breaching party can terminate at the end of a 30-day cure period.

•                  The Agreement contains non-competition, non-solicitation, confidentiality, and related provisions that are relatively standard for executive employment agreements of this type.

Section 8	Other Events
Item 8.01	Other Events

On April 7, 2009, the Company issued a press release announcing the resignation of Mr. Schmidt and the appointment of Mr. Christensen as Executive Vice President and Chief Financial Officer of the Company.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1         Press Release dated April 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: April 7, 2009

	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer